Exhibit 10.8

DROPBOX, INC.
CORPORATE BONUS PLAN
(As amended and restated on December 8, 2020 (the “Effective Date”))

INTRODUCTION
1.EFFECTIVE DATE; OBJECTIVES: This Corporate Bonus Plan (“Plan”) shall be effective as of the Effective Date, unless otherwise amended or terminated by Dropbox, Inc. (“Dropbox” or the “Company”) in accordance with the Plan. The objectives of the Plan are (1) to financially incentivize, and reward employees of the Company and its subsidiaries based upon the Company’s performance and for their individual contributions to the success of the Company and (2) to encourage employee retention. Capitalized terms shall have the meanings ascribed to them herein.

2.ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Plan Administrator”), which shall have the discretionary authority to (1) determine which employees of the Company or any of its subsidiaries will be granted awards, (2) prescribe the terms and conditions of awards, (3) interpret and administer the Plan (including all terms defined herein) and the awards, and (4) adopt, interpret, amend, or revoke rules and regulations to implement the Plan, as it deems necessary. In addition, the Plan Administrator hereby delegates to the Company’s Chief Financial Officer and the Chief People Officer (or equivalent roles) (such individuals, the “Executive Administrators” and together with the Plan Administrator, the “Administrators”) the day-to-day implementation and interpretation of the Plan, including the approval of individual payouts under the Plan to employees other than Dropbox’s executive management team (“Staff”). Any Administrator may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company, subject to compliance with applicable law. Notwithstanding the foregoing, the approval of the Plan Administrator shall be required for the approval of the Plan itself and any material amendments to the Plan, approval of the aggregate payout under the Plan, and approval of individual payouts under the Plan to Staff. Any action under this Plan requiring approval of the Plan Administrator may also be approved by the Company’s Board of Directors. Any action that requires the approval of the Executive Administrators must be approved unanimously, and any action that requires the approval of the Executive Administrators may instead also be approved by the Plan Administrator.
3.PARTICIPANTS: Unless otherwise determined by the Plan Administrator, participation in the Plan is limited to employees of Dropbox and its subsidiaries who (1) are continuously employed by Dropbox or its subsidiaries before November 1 of the applicable Performance Period through the date any bonus under this Plan is paid with respect to such Performance Period, and (2) not covered by any other performance bonus, commission, or incentive plan during the same Performance Period (“Participants”). An employee or class of employees may be considered ineligible for the Plan at any time and for any reason at the Plan Administrator’s discretion. Accordingly, an employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Performance Periods.

4.PLAN AMENDMENT; TERMINATION: The Plan Administrator, in its sole discretion, may amend, modify or terminate the Plan, or any part thereof, at any time and for any reason. Any such change must be in writing. However, no modification or termination shall apply retroactively as to cause a forfeiture of an earned bonus, except as may be required by applicable law.

5.PLAN INTERPRETATION: In the event of a question or dispute involving the interpretation or administration of the Plan, the Plan Administrator will interpret and administer the Plan. The decision of the Plan Administrator shall be final and binding and be given the maximum deference permitted by law. All inquiries regarding the plan must be in writing to an Executive Administrator, who will forward the inquiry to the Plan Administrator for consideration and decision within 30 business days.

6.ENTIRE AGREEMENT: This Plan is the entire plan between Dropbox and Participants and supersedes all prior compensation or incentive plans, including the Dropbox, Inc. Amended and Restated Cash Bonus Plan, or any written or verbal representations regarding the subject matter of this Plan.

BONUS PLAN ELEMENTS
7.BONUS POOL: For each Performance Period, the Plan Administrator, in its sole discretion, will establish a bonus pool, which may be established before, during or after the applicable Performance Period. Notwithstanding any contrary provision of the Plan, the Plan Administrator may, in its sole discretion and at any time, increase, reduce, or eliminate the amount allocated to the bonus pool. Bonus Awards will be paid from the bonus pool subject to the terms and conditions set forth herein and any other terms and conditions established by the Plan Administrator that are not inconsistent with the terms of the plan.

8.DISCRETION TO DETERMINE CRITERIA: The Plan Administrator will, in its sole discretion, determine the performance goals (if any) applicable to any award (or portion thereof). The goals may be on the basis of any such factors the Plan Administrator determines relevant, and may be on an individual, divisional, business unit or Company-wide basis. Performance goals may be measured over the period of time determined by the Plan Administrator in its sole discretion. The performance goals may differ from Participant to Participant and from award to award. Failure to meet the goals will result in a failure to earn the award, except as provided herein. As determined by the Plan Administrator, the performance goals may be based on GAAP or non-GAAP results and any actual results may be adjusted by the Plan Administrator for one-time items, unbudgeted or unexpected items, acquisition-related activities or changes in applicable accounting rules when determining whether the performance goals have been met. It is within the sole discretion of the Plan Administrator to make or not make any such equitable adjustments. The Plan Administrator also may determine that an award (or portion thereof) will not have a performance goal associated with it but instead will be granted (if at all) in the sole discretion of the Plan Administrator.

9.PERFORMANCE PERIOD: “Performance Period” means the annual performance period or such other period of time designated by the Plan Administrator, in either case,

for the measurement of the performance criteria that must be met to receive a Bonus Award, as determined by the Plan Administrator. A Performance Period may be divided into one or more shorter periods if, for example, but not by way of limitation, the Plan Administrator desires to measure some performance criteria over 12 months and other criteria over fewer months. No Participant may participate in more than one Performance Period at any time.

10.ELIGIBLE EARNINGS: “Eligible Earnings” are defined as earned wages (inclusive of base salary, but exclusive of overtime) for the applicable Performance Period, prorated for hire date, any base salary changes during the calendar year, and pursuant to events set forth in Sections 15 and 16 of the Plan (proration based on the number of days in the Performance Period or, if applicable, as otherwise determined pursuant to Section 16 of the Plan, all as permitted by applicable law) that occur in such Performance Period. Eligible earnings exclude payments from the Company or any of its subsidiaries that are in addition to earned wages, including, but not limited to, payments for moving or relocation allowances, or other wages (including but not limited to bonuses or commissions).

11.BONUS TARGET: A Participant’s “Bonus Target” is the amount to be paid out at 100% performance achievement (which generally will be expressed as a percentage of a Participant’s Eligible Earnings for the Performance Period, but may, in the discretion of the Administrator, be express as a fixed dollar amount or such other amount or based on such other formula as the Administrator determines), which will be determined by the Administrator in its sole discretion and will be communicated in writing to the Participant.

12.BONUS AWARD: “Bonus Award” means as to any Performance Period, the actual award (if any) payable to a Participant for such Performance Period taking into account the Participant’s Bonus Target and achievement of the applicable performance factors for that Performance Period, subject to the authority of the Administrator hereunder. The Bonus Award may be weighted based on individual performance, divisional, business, or unit performance, and/or company performance, or any other criteria, as determined by the Administrator. The Bonus Award can exceed a Participant’s Bonus Target for a Performance Period for performance in excess of the individual performance factors, team performance factors, and/or company performance factors.The Plan Administrator reserves the right, in its sole discretion, to increase, reduce, or eliminate the amount of a Bonus Award otherwise payable to a Participant with respect to any Performance Period. The Bonus Award may be below, at or above the Bonus Target, in the Plan Administrator’s discretion. The Plan Administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant and will not be required to establish any allocation or weighting with respect to the factors it considers.

13.PAYMENT OF BONUS AWARD: A Bonus Award will be paid in cash, unless otherwise determined by the Plan Administrator. A Bonus Award will be paid as soon as practicable following the completion of the applicable Performance Period, but in no event after March 15 of the calendar year immediately following the calendar year in which the Participant’s Bonus Award first becomes no longer subject to a substantial risk of forfeiture. As provided under Section 17 of the Plan, to earn a Bonus Award a Participant must be employed by the Company or its subsidiaries through the earlier of (1) March 15 of the calendar year immediately following the calendar year in which the applicable Performance Period ends or (2) the date the Bonus Award is paid (such earlier date, the “Bonus Award Vest Date”), and in all cases subject to the Administrator’s authority hereunder. All Bonus Awards will be paid net of applicable withholding taxes.

14.CLAWBACK: Notwithstanding anything contained herein to the contrary, the bonuses paid under the Plan will be subject to the terms and conditions of any clawback policy adopted by the Company and as may be in effect from time to time, which will survive the Participant’s termination of employment or service with Dropbox or any of its subsidiaries.

15.TRANSFERS: Participants who transfer to a new position within the Company or any of its subsidiaries not covered by this Plan and instead covered by another bonus, sales or incentive plan sponsored by the Company or its subsidiaries may be considered for a bonus under the Plan calculated on a pro-rata basis for the applicable period. The Administrator will coordinate and administer this Plan with the other bonus, sales, or incentive plan and his/her/its determinations shall be final and binding.

16.LEAVES OF ABSENCE: Participants on a Company-approved leave of absence may have their bonus opportunity hereunder adjusted, subject to and in accordance with the Company’s leave of absence policies, and further subject to compliance with applicable law.

17.TERMINATION OF EMPLOYMENT BEFORE PAYOUT ELIGIBLITY DATE: Unless otherwise determined by the Administrator, a Participant whose employment with the Company or any of its subsidiaries terminates for any or no reason before the Bonus Award Vest Date of a Performance Period, whether termination is voluntary or involuntary, shall not earn a Bonus Award for such Performance Period, subject to applicable law.

18.EMPLOYMENT AT WILL: The employment of all U.S. Participants at Dropbox or any of its subsidiaries is for an indefinite period of time and is terminable at will, at any time by either party, with or without cause being shown or advance notice by either party. This Plan shall not be construed to create a contract of employment for a specified period of time between Dropbox or any of its subsidiaries and any U.S. Participant, or to change the at-will employment status of any U.S Participant.

19.GENERAL PROVISIONS: Bonus opportunities under the Plan represent unfunded and unsecured obligations of the Company and a holder of any right hereunder in respect of any incentive payment shall have no rights other than those of a general unsecured creditor to the Company. No Participant will have the right to alienate, pledge or encumber his or her interest in this Plan, and such interest will not (to the extent permitted by law) be subject in any way to the claims of the Participant’s creditors or to attachment, execution or other process of law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Bonus Award shall be determined in accordance with the laws of the State of California (without giving effect to principles of conflicts of laws thereof) and applicable Federal law. Bonus Awards made under the Plan are intended to be exempt from or in compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and any final regulations and guidance thereunder and any applicable state law equivalent, as each may be amended or promulgated from time to time, and any ambiguities or ambiguous terms herein will be interpreted accordingly. Each payment under this Plan is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation 2510.3-2(c) and will be construed and administered in accordance with such intention.
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